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                                   EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70910) pertaining to the Lee Ranch Coal Company Retirement and Savings Plan for Hourly Employees of our report dated May 16, 2003, with respect to the financial statements of the Lee Ranch Coal Company Retirement and Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------------
                                                     Ernst & Young LLP

St. Louis, Missouri
June 20, 2003

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